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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                                                 STATE OF
                           NAMES                              INCORPORATION
                           -----                              -------------
OHI (Kansas), Inc. .........................................  Kansas
OHI (Illinois), Inc. .......................................  Illinois
OHI (Florida), Inc. ........................................  Florida
OHI (Clemmons), Inc. .......................................  North Carolina
OHI (Greensboro), Inc. .....................................  North Carolina
Sterling Acquisition Corp. .................................  Kentucky
Sterling Acquisition Corp. II...............................  Kentucky
OS Leasing..................................................  Kentucky